UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 441-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

On May 4, 2023, the board of directors (“Board of Directors”) of SoundHound AI, Inc. (the “Company”) determined that the Company's 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, June 29, 2023. It is expected that the Annual Meeting will be held virtually, but the time and location of the Annual Meeting will be as set forth in the Company's definitive proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission (“SEC”). Pursuant to the Company's Amended and Restated Bylaws (the “Bylaws”), stockholders seeking to bring business before the Annual Meeting or to nominate candidates for election as directors at the Annual Meeting must deliver such proposals or nominations in writing to the principal executive offices of the Company, at 5400 Betsy Ross Drive, Santa Clara, CA 95054, Attention: Corporate Secretary, no later than the close of business on the tenth (10th) day following the date of this report which is May 15, 2023. Any stockholder proposal or director nomination must comply with the processes and procedures outlined in the Bylaws and must also comply with the requirements of Delaware law and the rules and regulations promulgated by the SEC, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2023

SoundHound AI, Inc.

/s/ Keyvan Mohajer
Name:	Keyvan Mohajer
Title:	Chief Executive Officer

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